Exhibit 99.1

Oaktree Specialty Lending Corporation Announces First Fiscal Quarter 2025 Financial Results

LOS ANGELES, CA, February 4, 2025 -Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter ended December 31, 2024.

Financial Highlights for the Quarter Ended December 31, 2024

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Oaktree Capital I, L.P. purchased $100.0 million of shares of OCSL common stock on February 3, 2025 at the Company’s net asset value as of January 31, 2025, which was $17.63 per share and represented a 10% premium to the closing stock price and resulted in a nearly 7% increase to NAV. The equity raise will help grow OCSL’s asset base and further diversify the portfolio.

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Implemented total return hurdle resulting in waived Part I incentive fees of $6.4 million for the quarter ended December 31, 2024. In connection with the institution of this incentive fee cap, the calculation of the Part I incentive fee will consider capital gains and losses when determining Part I incentive fees payable. This new arrangement includes a lookback provision that commences effective October 1, 2024, and will build over time to a rolling 12 quarter lookback by the Company’s 2027 fiscal year-end.

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Total investment income was $86.6 million ($1.05 per share) for the first fiscal quarter of 2025, as compared with $94.7 million ($1.15 per share) for the fourth fiscal quarter of 2024. Adjusted total investment income was $87.1 million ($1.06 per share) for the first fiscal quarter, as compared with $95.0 million ($1.16 per share) for the fourth fiscal quarter of 2024. The decrease was driven by (i) lower interest income, which was attributable to decreases in reference rates, the impact of certain investments that were placed on non-accrual status, a smaller investment portfolio and lower original issue discount (“OID”) acceleration from investment repayments, (ii) lower fee income from a decrease in prepayment fees and (iii) lower dividend income from the Company’s investment in Senior Loan Fund JV I, LLC (“SLF JV I”).

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GAAP net investment income was $44.3 million ($0.54 per share) for the first fiscal quarter of 2025, as compared with $44.9 million ($0.55 per share) for the fourth fiscal quarter of 2024. The decrease for the quarter was primarily driven by lower total investment income and higher operating expenses, partially offset by lower interest expense and lower management and income-based (“Part I”) incentive fees (net of fees waived).

•

Adjusted net investment income was $44.7 million ($0.54 per share) for the first fiscal quarter of 2025, as compared with $45.2 million ($0.55 per share) for the fourth fiscal quarter of 2024. The decrease for the quarter was primarily driven by lower adjusted total investment income and higher operating expenses, partially offset by lower interest expense and lower management and Part I incentive fees (net of fees waived).

•

Net asset value (“NAV”) per share was $17.63 as of December 31, 2024, down as compared with $18.09 as of September 30, 2024. The decline from September 30, 2024 primarily reflected losses on certain debt and equity investments.

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Originated $198.1 million of new investment commitments and received $352.4 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended December 31, 2024. The weighted average yield on new debt investments was 9.6%.

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Total debt outstanding was $1,610.0 million as of December 31, 2024. The total debt to equity ratio was 1.11x, and the net debt to equity ratio was 1.03x, after adjusting for cash and cash equivalents.

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Liquidity as of December 31, 2024 was composed of $112.9 million of unrestricted cash and cash equivalents and $957.5 million of undrawn capacity under the Company’s credit facilities (subject to borrowing base and other limitations). Unfunded investment commitments were $302.3 million, or $275.2 million excluding unfunded commitments to the Company’s joint ventures. Of the $275.2 million, approximately $243.7 million can be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions.

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A quarterly and supplemental cash distribution was declared of $0.40 per share and $0.07 per share, respectively, payable in cash on March 31, 2025 to stockholders of record on March 17, 2025. The modification to the dividend policy introduces a stable base dividend, which is anticipated to be sustainable across market cycles, amid fluctuations in rates and spreads.

Armen Panossian, Chief Executive Officer and Co-Chief Investment Officer said, “We had several positive outcomes within the portfolio, but continued to face challenges with several names. We remain focused on our underperforming borrowers, working through each situation to identify the appropriate course of action.”

“We remain committed to our shareholders and growing our business. As part of that process, Oaktree has purchased $100 million of shares at NAV. And, in addition to the permanent fee reduction announced last year and additional support provided via voluntary fee waivers, starting with the quarter ending December 31, 2024, we have instituted a cap in the calculation of our Part I Incentive Fee to consider capital gains and losses, which will build up over time and look back to 12 quarters by our 2027 fiscal year-end. We believe these actions further demonstrate our ongoing commitment to our shareholders while providing the capital to execute on our long-term initiatives.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.40 per share, payable in cash on March 31, 2025 to stockholders of record on March 17, 2025. The Board of Directors also declared a supplemental distribution of $0.07 per share, payable in cash on March 31, 2025 to stockholders of record on March 17, 2025. For the quarter ended December 31, 2024 and going forward, in addition to a quarterly base dividend of $0.40 per share, the Company’s Board of Directors expects to declare, when applicable, a quarterly supplemental dividend in an amount to be determined each quarter.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, except per share data)	December 31, 2024 (unaudited)	September 30, 2024 (unaudited)	December 31, 2023 (unaudited)

GAAP operating results:
Interest income	$78,422	$83,626	$91,414
PIK interest income	5,728	6,018	3,849
Fee income	1,679	3,897	1,307
Dividend income	818	1,144	1,415

Total investment income	86,647	94,685	97,985
Net expenses	42,082	49,764	53,796

Net investment income before taxes	44,565	44,921	44,189
(Provision) benefit for taxes on net investment income	(263)	—	—

Net investment income	44,302	44,921	44,189

Net realized and unrealized gains (losses), net of taxes	(37,063)	(8,008)	(33,654)

Net increase (decrease) in net assets resulting from operations	$7,239	$36,913	$10,535

Total investment income per common share	$1.05	$1.15	$1.26
Net investment income per common share	$0.54	$0.55	$0.57
Net realized and unrealized gains (losses), net of taxes per common share	$(0.45)	$(0.10)	$(0.43)
Earnings (loss) per common share — basic and diluted	$0.09	$0.45	$0.14
Non-GAAP Financial Measures[1]:
Adjusted total investment income	$87,070	$95,000	$98,014
Adjusted net investment income	$44,725	$45,236	$44,218
Adjusted net realized and unrealized gains (losses), net of taxes	$(37,124)	$(8,322)	$(32,858)
Adjusted earnings (loss)	$7,601	$36,914	$11,360
Adjusted total investment income per share	$1.06	$1.16	$1.26
Adjusted net investment income per share	$0.54	$0.55	$0.57
Adjusted net realized and unrealized gains (losses), net of taxes per share	$(0.45)	$(0.10)	$(0.42)
Adjusted earnings (loss) per share	$0.09	$0.45	$0.15

1 See Non-GAAP Financial Measures below for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into the Company in March 2021 (the “OCSI Merger”) and the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into the Company in January 2023 (the “OSI2 Merger”) and, in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

	As of
($ in thousands, except per share data and ratios)	December 31, 2024 (unaudited)		September 30, 2024		December 31, 2023 (unaudited)

Select balance sheet and other data:

Cash and cash equivalents	$112,913		$63,966		$112,369

Investment portfolio at fair value	2,835,294		3,021,279		3,018,552

Total debt outstanding (net of unamortized financing costs)	1,577,795		1,638,693		1,622,717

Net assets	1,449,815		1,487,811		1,511,651

Net asset value per share	17.63		18.09		19.14

Total debt to equity ratio	1.11	x	1.12	x	1.10	x

Net debt to equity ratio	1.03	x	1.07	x	1.02	x

Adjusted total investment income for the quarter ended December 31, 2024 was $87.1 million and included $78.9 million of interest income from portfolio investments, $5.7 million of payment-in-kind (“PIK”) interest income, $1.7 million of fee income and $0.8 million of dividend income. The $7.9 million quarterly decline in adjusted total investment income was primarily due to a $5.4 million decrease in interest income, which resulted from a decreases in reference rates, the impact of certain investments that were placed on non-accrual status, a smaller investment portfolio and lower OID acceleration from investment repayments. Additionally, there was a $2.2 million decrease in fee income driven by lower prepayment fees and a $0.3 million reduction in dividend income from the Company’s investment in SLF JV I.

Net expenses for the quarter ended December 31, 2024 totaled $42.1 million, down $7.7 million from the quarter ended September 30, 2024. The decrease for the quarter was primarily driven by $6.2 million of lower Part I incentive fees (net of fees waived) and $1.5 million of lower interest expense due to lower reference rates on the Company’s floating rate liabilities.

Adjusted net investment income was $44.7 million ($0.54 per share) for the quarter ended December 31, 2024, which was down from $45.2 million ($0.55 per share) for the quarter ended September 30, 2024. The decline of $0.5 million primarily reflected $7.9 million of lower adjusted total investment income and an increase in income tax expense of $0.3 million, partially offset by $7.7 million of lower net expenses.

Adjusted net realized and unrealized losses, net of taxes, were $37.1 million for the quarter ended December 31, 2024, primarily reflecting realized and unrealized losses on certain debt and equity investments.

Portfolio and Investment Activity

	As of
($ in thousands)	December 31, 2024 (unaudited)	September 30, 2024 (unaudited)	December 31, 2023 (unaudited)
Investments at fair value	$2,835,294	$3,021,279	$3,018,552
Number of portfolio companies	136	144	146
Average portfolio company debt size	$22,000	$22,000	$20,200

Asset class:
First lien debt	81.8%	81.7%	77.9%
Second lien debt	3.0%	3.5%	8.4%
Unsecured debt	3.9%	3.6%	2.5%
Equity	4.8%	5.0%	4.8%
JV interests	6.5%	6.1%	6.4%

Non-accrual debt investments:
Non-accrual investments at fair value	$105,326	$114,292	$120,713
Non-accrual investments at cost	138,703	140,748	174,897
Non-accrual investments as a percentage of debt investments at fair value	3.9%	4.0%	4.2%
Non-accrual investments as a percentage of debt investments at cost	5.1%	4.9%	5.9%
Number of investments on non-accrual	9	9	7

Interest rate type:
Percentage floating-rate	87.6%	88.4%	84.3%
Percentage fixed-rate	12.4%	11.6%	15.7%

Yields:
Weighted average yield on debt investments[1]	10.7%	11.2%	12.2%
Cash component of weighted average yield on debt investments	9.5%	10.0%	11.1%
Weighted average yield on total portfolio investments[2]	10.2%	10.7%	11.7%

Investment activity:
New investment commitments	$198,100	$259,000	$370,300
New funded investment activity[3]	$201,300	$232,700	$367,600
Proceeds from prepayments, exits, other paydowns and sales	$352,400	$338,300	$213,500
Net new investments[4]	$(151,100)	$(105,600)	$154,100
Number of new investment commitments in new portfolio companies	5	9	14
Number of new investment commitments in existing portfolio companies	8	10	10
Number of portfolio company exits	13	23	10

[1]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see Non-GAAP Financial Measures below) for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[2]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[3]	New funded investment activity includes drawdowns on existing revolver and delayed draw term loan commitments.
[4]	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of December 31, 2024, the fair value of the investment portfolio was $2.8 billion and was composed of investments in 136 companies. These included debt investments in 114 companies, equity investments in 42 companies, and the Company’s joint venture investments in SLF JV I and OCSI Glick JV LLC (“Glick JV”). 22 of the equity investments were in companies in which the Company also had a debt investment.

As of December 31, 2024, 94.4% of the Company’s portfolio at fair value consisted of debt investments, including 81.8% of first lien loans, 3.0% of second lien loans and 9.6% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV. This compared to 81.7% of first lien loans, 3.5% of second lien loans and 9.0% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV, as of September 30, 2024.

As of December 31, 2024, there were nine investments on non-accrual status, which represented 5.1% and 3.9% of the debt portfolio at cost and fair value, respectively. As of September 30, 2024, there were nine investments on non-accrual status, which represented 4.9% and 4.0% of the debt portfolio at cost and fair value, respectively.

SLF JV I

The Company’s investments in SLF JV I totaled $135.4 million at fair value as of December 31, 2024, up 0.1% from $135.2 million as of September 30, 2024.

As of December 31, 2024, SLF JV I had $344.9 million in assets, including senior secured loans to 42 portfolio companies. This compared to $375.8 million in assets, including senior secured loans to 48 portfolio companies, as of September 30, 2024. SLF JV I generated cash interest income of $3.4 million for the Company during the quarter ended December 31, 2024, down from $3.6 million in the prior quarter. In addition, SLF JV I generated dividend income of $0.7 million for the Company during the quarter ended December 31, 2024, down from $1.1 million in the prior quarter. As of December 31, 2024, SLF JV I had $95.0 million of undrawn capacity (subject to borrowing base and other limitations) on its $270 million senior revolving credit facility, and its debt to equity ratio was 1.1x.

Glick JV

The Company’s investments in Glick JV totaled $49.6 million at fair value as of December 31, 2024, up 1.4% from $48.9 million as of September 30, 2024. The increase was primarily driven by Glick JV’s use of leverage and unrealized appreciation in the underlying investment portfolio.

As of December 31, 2024, Glick JV had $127.9 million in assets, including senior secured loans to 39 portfolio companies. This compared to $145.0 million in assets, including senior secured loans to 44 portfolio companies, as of September 30, 2024. Glick JV generated cash interest income of $1.4 million for the Company during the quarter ended December 31, 2024, down from $1.5 million in the prior quarter. As of December 31, 2024, Glick JV had $31.0 million of undrawn capacity (subject to borrowing base and other limitations) on its $100 million senior revolving credit facility, and its debt to equity ratio was 1.2x.

Liquidity and Capital Resources

As of December 31, 2024, the Company had total principal value of debt outstanding of $1,610.0 million, including $660.0 million of outstanding borrowings under its revolving credit facilities, $300.0 million of the 3.500% Notes due 2025, $350.0 million of the 2.700% Notes due 2027 and $300.0 million of the 7.100% Notes due 2029. The funding mix was composed of 41% secured and 59% unsecured borrowings as of December 31, 2024. The Company was in compliance with all financial covenants under its credit facilities as of December 31, 2024.

As of December 31, 2024, the Company had $112.9 million of unrestricted cash and cash equivalents and $957.5 million of undrawn capacity on its credit facilities (subject to borrowing base and other limitations). As of December 31, 2024, unfunded investment commitments were $302.3 million, or $275.2 million excluding unfunded commitments to the Company’s joint ventures. Of the $275.2 million, approximately $243.7 million could be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to invest in market opportunities as they arise.

As of December 31, 2024, the weighted average interest rate on debt outstanding, including the effect of the interest rate swap agreements was 6.2%, down from 6.7% as of September 30, 2024, primarily driven by the impact of lower interest rates on the Company’s floating rate liabilities.

The Company’s total debt to equity ratio was 1.11x and 1.12x as of each of December 31, 2024 and September 30, 2024, respectively. The Company’s net debt to equity ratio was 1.03x and 1.07x as of each of December 31, 2024 and September 30, 2024, respectively.

Incentive Fee Lookback

Effective as of October 1, 2024, Oaktree has agreed to waive incentive fees on income to institute an incentive fee cap (also known as a “total return hurdle”) in the calculation of the Part I Incentive Fee, which will consider capital gains and losses. This new arrangement includes a lookback provision that commences effective October 1, 2024, and will build over time to a rolling 12-quarter lookback by the Company’s 2027 fiscal year-end. Additional details regarding this new arrangement can be found in the Company’s Form 10-Q filed on February 4, 2025.

Purchase Agreement

On January 31, 2025, the Company and Oaktree Capital I, L.P., an affiliate of the Adviser, entered into a purchase agreement pursuant to which Oaktree Capital I, L.P. purchased 5,672,149 shares of the Company’s common stock on February 3, 2025 for an aggregate purchase price of $100.0 million. These shares were sold at the Company’s net asset value per share as of January 31, 2025, which was $17.63 per share and calculated in accordance with Section 23 of the Investment Company Act of 1940, as amended. Oaktree Capital I, L.P. has agreed not to sell the shares acquired in this transaction through February 3, 2026. This transaction represented a 10% premium to the closing stock price on January 31, 2025, and resulted in a nearly 7% increase in net assets, which (coupled with additional leverage) will increase dry powder for deployment, enabling growth and further diversification of the portfolio.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the OCSI Merger and the OSI2 Merger and in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of the below non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

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“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share” – represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – represents net investment income, excluding (i) any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger and (ii) capital gains incentive fees (“Part II incentive fees”).

•

“Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes” and “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share” – represents net realized and unrealized gains (losses) net of taxes excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

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“Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” – represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes and includes the impact of Part II incentive fees[1], if any.

The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or the OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and

1 Adjusted earnings (loss) includes accrued Part II incentive fees. As of and for the three months ended December 31, 2024, there was no accrued Part II incentive fee liability. Part II incentive fees are contractually calculated and paid at the end of the fiscal year in accordance with the A&R Advisory Agreement, which differs from Part II incentive fees accrued under GAAP. For the three months ended December 31, 2024, no amounts were payable under the A&R Advisory Agreement.

“Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree Fund Advisors, LLC (the “Adviser”) under its investment advisory agreement (as amended and restated from time to time, the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the Mergers and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the three months ended
	December 31, 2024 (unaudited)		September 30, 2024 (unaudited)		December 31, 2023 (unaudited)

($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP total investment income	$86,647	$1.05	$94,685	$1.15	$97,985	$1.26
Interest income amortization (accretion) related to merger accounting adjustments	423	0.01	315	—	29	—

Adjusted total investment income	$87,070	$1.06	$95,000	$1.16	$98,014	$1.26

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the three months ended
	December 31, 2024 (unaudited)		September 30, 2024 (unaudited)		December 31, 2023 (unaudited)

($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$44,302	$0.54	$44,921	$0.55	$44,189	$0.57
Interest income amortization (accretion) related to merger accounting adjustments	423	0.01	315	—	29	—
Part II incentive fee	—	—	—	—	—	—

Adjusted net investment income	$44,725	$0.54	$45,236	$0.55	$44,218	$0.57

The following table provides a reconciliation of net realized and unrealized gains (losses), net of taxes (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses), net of taxes for the periods presented:

	For the three months ended
	December 31, 2024 (unaudited)		September 30, 2024 (unaudited)		December 31, 2023 (unaudited)

($in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net realized and unrealized gains (losses), net of taxes	$(37,063)	$(0.45)	$(8,008)	$(0.10)	$(33,654)	$(0.43)
Net realized and unrealized gains (losses) related to merger accounting adjustments	(61)	—	(314)	—	796	0.01

Adjusted net realized and unrealized gains (losses), net of taxes	$(37,124)	$(0.45)	$(8,322)	$(0.10)	$(32,858)	$(0.42)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted earnings (loss) for the periods presented:

	For the three months ended
	December 31, 2024 (unaudited)		September 30, 2024 (unaudited)		December 31, 2023 (unaudited)

($in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$7,239	$0.09	$36,913	$0.45	$10,535	$0.14
Interest income amortization (accretion) related to merger accounting adjustments	423	0.01	315	—	29	—
Net realized and unrealized gains (losses) related to merger accounting adjustments	(61)	—	(314)	—	796	0.01

Adjusted earnings (loss)	$7,601	$0.09	$36,914	$0.45	$11,360	$0.15

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its first fiscal quarter 2025 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on February 4, 2025. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers). All callers will need to reference “Oaktree Specialty Lending” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Specialty Lending’s website, www.oaktreespecialtylending.com. During the conference call, the Company intends to refer to an investor presentation that will be available on the Investors section of its website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 1211943, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The Company’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended, and is externally managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes in the economy, financial markets and political environment, including the impacts of inflation and elevated interest rates; (ii) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflicts in Ukraine and Israel), natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Dane Kleven

(213) 356-3260

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	December 31, 2024 (unaudited)	September 30, 2024
ASSETS
Investments at fair value:
Control investments (cost December 31, 2024: $374,509; cost September 30, 2024: $372,901)	$267,782	$289,404
Affiliate investments (cost December 31, 2024: $37,358; cost September 30, 2024: $38,175)	35,180	35,677
Non-control/Non-affiliate investments (cost December 31, 2024: $2,576,053; cost September 30, 2024: $2,733,843)	2,532,332	2,696,198

Total investments at fair value (cost December 31, 2024: $2,987,920; September 30, 2024: $3,144,919)	2,835,294	3,021,279
Cash and cash equivalents	112,913	63,966
Restricted cash	13,159	14,577
Interest, dividends and fees receivable	25,290	38,804
Due from portfolio companies	408	12,530
Receivables from unsettled transactions	55,661	17,548
Due from broker	21,880	17,060
Deferred financing costs	10,936	11,677
Deferred offering costs	162	125
Derivative assets at fair value	6,652	—
Other assets	1,437	775

Total assets	$3,083,792	$3,198,341

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$3,371	$3,492
Base management fee and incentive fee payable	8,930	15,517
Due to affiliate	1,508	4,088
Interest payable	17,600	16,231
Payables from unsettled transactions	—	15,666
Derivative liabilities at fair value	24,759	16,843
Deferred tax liability	14	—
Credit facilities payable	660,000	710,000
Unsecured notes payable (net of $4,401 and $4,935 of unamortized financing costs as of December 31, 2024 and September 30, 2024, respectively)	917,795	928,693

Total liabilities	1,633,977	1,710,530

Commitments and contingencies
Net assets:

Common stock, $0.01 par value per share, 250,000 shares authorized; 82,245 and 82,245 shares issued and outstanding as of December 31, 2024 and September 30, 2024, respectively	822	822
Additional paid-in-capital	2,264,449	2,264,449
Accumulated overdistributed earnings	(815,456)	(777,460)

Total net assets (equivalent to $17.63 and $18.09 per common share as of December 31, 2024 and September 30, 2024, respectively)	1,449,815	1,487,811

Total liabilities and net assets	$3,083,792	$3,198,341

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended	Three months ended	Three months ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(unaudited)	(unaudited)	(unaudited)
Interest income:
Control investments	$5,226	$6,012	$6,005
Affiliate investments	166	159	324
Non-control/Non-affiliate investments	71,809	76,476	82,721
Interest on cash and cash equivalents	1,221	979	2,364

Total interest income	78,422	83,626	91,414

PIK interest income:
Control investments	830	765	544
Affiliate investments	28	45	—
Non-control/Non-affiliate investments	4,870	5,208	3,305

Total PIK interest income	5,728	6,018	3,849

Fee income:
Control investments	—	12	13
Affiliate investments	—	—	5
Non-control/Non-affiliate investments	1,679	3,885	1,289

Total fee income	1,679	3,897	1,307

Dividend income:
Control investments	700	1,050	1,400
Non-control/Non-affiliate investments	118	94	15

Total dividend income	818	1,144	1,415

Total investment income	86,647	94,685	97,985

Expenses:
Base management fee	8,144	8,550	11,477
Part I incentive fee	7,913	8,943	9,028
Professional fees	1,067	862	1,504
Directors fees	160	160	160
Interest expense	30,562	32,058	32,170
Administrator expense	437	465	366
General and administrative expenses	926	704	591

Total expenses	49,209	51,742	55,296
Management fees waived	(750)	(750)	(1,500)
Part I incentive fees waived	(6,377)	(1,228)	—

Net expenses	42,082	49,764	53,796

Net investment income before taxes	44,565	44,921	44,189
(Provision) benefit for taxes on net investment income	(263)	—	—

Net investment income	44,302	44,921	44,189

Unrealized appreciation (depreciation):
Control investments	(23,230)	(12,909)	1,339
Affiliate investments	320	207	(925)
Non-control/Non-affiliate investments	(7,198)	60,159	(17,615)
Foreign currency forward contracts	10,494	(4,278)	(7,824)

Net unrealized appreciation (depreciation)	(19,614)	43,179	(25,025)

Realized gains (losses):
Control investments	—	—	786
Affiliate investments	(288)	—	—
Non-control/Non-affiliate investments	(17,056)	(50,349)	(13,340)
Foreign currency forward contracts	34	(1,499)	4,101

Net realized gains (losses)	(17,310)	(51,848)	(8,453)

(Provision) benefit for taxes on realized and unrealized gains (losses)	(139)	661	(176)

Net realized and unrealized gains (losses), net of taxes	(37,063)	(8,008)	(33,654)

Net increase (decrease) in net assets resulting from operations	$7,239	$36,913	$10,535

Net investment income per common share — basic and diluted	$0.54	$0.55	$0.57
Earnings (loss) per common share — basic and diluted	$0.09	$0.45	$0.14
Weighted average common shares outstanding — basic and diluted	82,245	82,245	77,840